UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2004

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

The Company entered into a Letter Agreement (the “Commitment Letter”) with Ableco Finance LLC (“Ableco”) on November 24, 2004, regarding a financing commitment with respect to a potential acquisition under consideration by the Company (the “Potential Acquisition”).

The Commitment Letter provides that Ableco (either individually or through its affiliates and related funds) is willing to provide the Company with a senior secured financing facility, in the form of a three-year term loan (the “Term Loan”), in the aggregate amount of $125,000,000.  The Term Loan shall be guaranteed by each of the Company’s present and future subsidiaries, subject to certain specified exceptions, and secured by perfected first priority liens on substantially all now-owned or hereafter-acquired assets of the Company and its present and future subsidiaries, subject to specified exceptions.

The Commitment Letter provides that the Company will indemnify Ableco and specified related parties and representatives from all losses and damages in connection with the Potential Acquisition, the Commitment Letter or extension of the Term Loan, unless determined to have resulted from the gross negligence or willful misconduct of the relevant indemnified party.

The Commitment Letter provides that the Company will reimburse Ableco for all of its reasonable fees and out-of-pocket expenses incurred in connection with the Commitment Letter, the related term sheet and all definitive documentation relating thereto, including fees for due diligence, collateral reviews, appraisals, valuations, audits and field examinations.

In connection with the execution of the Commitment Letter, the Company paid to Ableco a non-refundable fee equal to $1,875,000.

In accordance with the Commitment Letter, the Company shall pay to Ableco a break-up fee of $1,875,000, if the Company closes or otherwise completes alternative financing to the Term Loan on or prior to January 15, 2006 unless Ableco terminates the Commitment Letter prior to January 15, 2005 or the Company or its subsidiaries  closes, on or prior to January 15, 2005, a financing transaction with Ableco in an original principal amount no less than $125,000,000.

In consideration of the commitment of Ableco under the Commitment Letter, the Company agreed that until January 15, 2005, it will not, directly or indirectly, solicit, seek or accept offers, inquiries or proposals for, or encourage, induce or entertain any offer, inquiry or proposal to enter into any other transaction that would be alternative financing to the Term Loan.

The commitment by Ableco to provide the Term Loan is subject to, among other things, the negotiation, execution and delivery of definitive loan documentation, in form and substance reasonably satisfactory to Ableco and the satisfaction of customary conditions precedent for a financing of this type.

The commitment by Ableco to provide any portion of the Term Loan shall expire at 5:00 (New York City time) on January 15, 2005, unless at or prior to such date definitive loan documentation shall have been agreed to in writing by all parties and the conditions set forth therein shall have been satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 30, 2004	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ JOHN D. WILLE
John D. Wille
Vice President and Chief Financial Officer